Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, David Ellison, President of The FBR Funds, certify that (i) the Form N-CSR for the period ended April 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form N-CSR for the period ended April 30, 2004 fairly presents, in all material respects, the financial condition and results of operations of The FBR Funds.

Date: 7/7/2004

/s/ David Ellison
David Ellison President The FBR Funds

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, Susan L. Silva, Treasurer of The FBR Funds, certify that (i) the Form N-CSR for the period ended April 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form N-CSR for the period ended April 30, 2004 fairly presents, in all material respects, the financial condition and results of operations of The FBR Funds.

Date: 7/7/2004

/s/ Susan L. Silva
Susan L. Silva Treasurer The FBR Funds